UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to §240.14a-12

TravelCenters of America Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Weekly Wrap-Up	February 17, 2023

Company News

TravelCenters of America to be Acquired by BP

TA announced Feb. 16, a merger agreement with BP p.l.c. (NYSE: BP), in which BP will acquire all of the outstanding shares of TA common stock for $86.00 per share in cash. The sale price represents an 84% premium to the average trading price of the 30 days ended February 15, 2023 of $46.68. The total equity value is approximately $1.3 billion.

Jon Pertchik, TA CEO, said the agreement is a result of the successful implementation of turnaround and strategic plans. "We have improved our core travel center business, expanded our network, launched eTA to prepare for the future of alternative fuels and improved our operating and financial results, none of which we could have accomplished without the hard work and dedication of our employees at every level,” he said.

The announcement is the culmination of a comprehensive process by TA’s Board. Following the implementation of TA’s turnaround plan and several quarters of improved operating performance, TA received unsolicited interest to acquire the Company. In response, TA’s Board hired financial and legal advisors as part of a formal process to consider a potential sale of the Company. This process ultimately included competitive rounds of bidding from potential buyers that resulted in the transaction announced today.

A condition of the sale is the approval by shareholders who own a majority of TA’s shares outstanding. Service Properties Trust (Nasdaq: SVC), which owns 7.8% of TA’s shares outstanding, and The RMR Group (Nasdaq: RMR), which owns 4.1% of TA’s shares outstanding, both have agreed to vote their shares in favor of the sale. At the closing of the transaction, TA will terminate its management agreement with RMR pursuant to the terms of the agreement and pay a termination fee to RMR that is currently estimated to be approximately $44 million. Subject to shareholder and regulatory approval, the parties are targeting closing the acquisition by mid-year 2023.

The transaction was unanimously approved by the TA Board of Directors. Citigroup acted as exclusive financial advisor to TA and Ropes & Gray as TA’s legal advisor in connection with the transaction.

In a statement released Feb. 16 to team members, Jon wrote: "We are confident that this combination will fortify TA’s position by leveraging bp’s tremendous expertise and resources to further enhance our large network of high-performing travel centers." He further explained what the announcement means for all of us at TA in this audio recording. LISTEN HERE.

A Town Hall meeting with bp representatives was held today Feb. 17, in Westlake, OH and via Teams for team members. To watch a recording, CLICK HERE.

We will keep you posted on any updates to this exciting news. Meanwhile, to address any questions you may have, we have created this Frequently Asked Questions document.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of TravelCenters of America Inc. (“TravelCenters”) by BP Products North America Inc. (“Parent”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, TravelCenters plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. TravelCenters may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by TravelCenters with the SEC.

BEFORE MAKING ANY VOTING DECISION, TRAVELCENTERS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY TRAVELCENTERS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a TravelCenters stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in TravelCenters’ proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents TravelCenters files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. TravelCenters makes available free of charge on its investor relations website at ir.intersectent.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, by and among TravelCenters, Bluestar RTM Inc. and Parent, dated as of February 15, 2023 (the “Merger Agreement”), which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

TravelCenters and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from TravelCenters’ stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of TravelCenters’ directors and executive officers in TravelCenters’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 23, 2022, and its definitive proxy statement for the 2022 annual general meeting of stockholders, which was filed with the SEC on April 7, 2022. To the extent the holdings of TravelCenters’ securities by TravelCenters’ directors and executive officers have changed since the amounts set forth in TravelCenters’ proxy statement for its 2022 annual general meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from TravelCenters’ stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of TravelCenters’ stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the TravelCenters’ website at https://investors.ta-petro.com/.

Forward-Looking Statements

This communication contains “forward-looking statements,” including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Parent’s or TravelCenters’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, Parent’s expected areas of focus to drive growth and create long-term shareholder value; the effect of the announcement of the proposed transaction on the ability of TravelCenters to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom TravelCenters does business, or on TravelCenters operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Parent to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; business disruption following the proposed transaction. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in the section entitled “Risk Factors” in Item 1A of TravelCenters’ Annual Report on Form 10-K filed with the SEC on February 23, 2022, and those factors detailed from time to time in TravelCenters’ other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. TravelCenters does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.